                                                                      EXHIBIT 12

                       THE LIMITED, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                        (Thousands except ratio amounts)



                                                                           Thirty-nine Weeks Ended
                                                                      ------------------------------------
                                                                      October 29,              October 30,
                                                                          1994                    1993
                                                                      -----------              -----------
Adjusted Earnings

Income before income taxes                                               $318,598                $319,672

Portion of minimum rent ($463,709  in 1994
      and $435,217 in 1993) representative
      of interest                                                         154,570                 145,072

Interest on indebtedness                                                   45,845                  47,715
                                                                         --------                --------
      Total Earnings as Adjusted                                         $519,013                $512,459
                                                                         ========                ========



Fixed Charges

Portion of minimum rent representative
      of interest                                                        $154,570                $145,072

Interest on indebtedness                                                   45,845                  47,715
                                                                         --------                --------
      Total Fixed Charges                                                $200,415                $192,787
                                                                         ========                ========
Ratio of Earnings to Fixed Charges                                           2.59x                   2.66x
                                                                         ========                ========





                                       22